Registration No. 333-104778-12
                                 Filed Pursuant to Rule 424(b(3))
                       LaSalle Funding LLC
                          LaSalleNotes
     With Maturities of 9 Months or More from Date of Issue
                  Guaranteed Unconditionally By
           ABN AMRO BANK N.V. and ABN AMRO HOLDING N.V

Pricing supplement No. 196
(To Prospectus and Prospectus Supplement dated September 22,
2003)

Trade Date: 02/15/06
Issue Date: 02/21/06

The date of this Pricing Supplement is February 15, 2006.

CUSIP      Principal   Interest Rate(1)      Maturit  Price to
Or         Amount                            y Date   Public
Common                                                (2)
Code
51803XJE0  $2,134,000  4.65%                 2/15/07  100%

Interest    Survivor's   Subject to  Dates and Terms of
Payment     Option       Redemption  Redemption
Frequency                            (including the
                                     redemption price)
Semi        YES          NO          Non-redeemable.


Proceeds to Discounts and     Reallowance  Dealer
Issuer      Commissions
99.825%     0.175%            $1.00        LaSalle Financial
                                           Services, Inc.

Original Issue Discount Notes: No
Total Amount of OID: N/A

(1) The interest rates on the LaSalleNotes may be changed by LaSalle Funding LLC from time to time, but any such change will not affect the interest rate on any LaSalleNotes offered prior to the effective date of the change.

(2)  Expressed as a percentage of aggregate principal.